Exhibit 10.1

MUELLER GROUP, INC.

EMPLOYMENT AGREEMENT

This AGREEMENT (this “Agreement”) is entered into as of February 18, 2005, by and between Darrell Jean (the “Employee”) and Mueller Group, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Employee is currently an employee of the Company;

WHEREAS, the Company and the Employee desire to modify and memorialize, as of the Effective Date (as defined below in paragraph 1), certain aspects of such employment relationship;

NOW, THEREFORE, in consideration of the covenants and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto hereby agree as follows:

1.                                       Employment.  The Employee’s employment with the Company under this Agreement shall have commenced as of January 1, 2005 (the “Effective Date”) and shall continue through December 31, 2007 (such three (3) year period, the “Term”) (subject to paragraphs 3 and 4(f)), and the Employee hereby accepts such employment, all upon the terms and conditions set forth herein.

2.                                       Duties and Responsibilities.  The Employee shall hold the position of Vice President of Business Development of the Company and shall report to the Chief Executive Officer of the Company.  The Employee shall have those duties and responsibilities that are commensurate with his position and assigned to him by the Chief Executive Officer of the Company.

3.                                       Termination of Employment.  During the Term:

(a)                   The Company may terminate the Employee’s employment for Cause (as defined below in paragraph 3(e)) at any time, effective immediately, or for any reason other than for Cause at any time.

(b)                  The Employee may terminate his employment with the Company at any time, by not less than thirty (30) days prior written notice (which notice, the Company may waive in its sole discretion).

(c)                   The Employee’s employment may terminate due to his death or Disability (as defined below in paragraph 3(f)).

(d)                  In the event of termination of the Employee’s employment: (i) by the Company for Cause, or (ii) by the Employee for whatever reason, or (iii) due to the death of the Employee, or (iv) due to the Disability of the Employee, the Company shall continue to compensate the Employee in the normal course through the effective date of termination, and the severance payment obligations of paragraph 4(f) shall be inapplicable.

(e)                   For purposes of this Agreement, “Cause” shall mean the Employee’s: (i) failure to substantially perform his duties; (ii) conviction of a felony; (iii) act of fraud, embezzlement or willful dishonesty in relation to the business or affairs of the Company or any other felonious conduct on the part of the Employee that is demonstratably detrimental to the best interests of the Company; (iv) being repeatedly under the influence of illegal drugs or alcohol while performing his duties; or (v) commission of any other willful act that is demonstratably injurious to the financial condition or business reputation of the Company.

(f)                     For purposes of this Agreement, “Disability” shall be deemed to have occurred if the Employee has been unable to perform the duties of his employment due to mental or physical incapacity for a period of six (6) consecutive months or for any twelve (12) months in any period of twenty-four (24) consecutive months.

4.                                       Compensation.  In return for his services hereunder, the Employee shall be entitled to (i) the Salary and bonus opportunity as specified below and (ii) certain fringe benefits to the extent provided below.

(a)                   Salary.  Starting with the Effective Date, the Employee shall be paid a base salary (the “Salary”) at an annual rate of not less than Two Hundred Thousand ($200,000) Dollars.  The Salary shall be reviewed no less frequently than annually by the compensation committee of the board of directors of Mueller Water Products, Inc. and shall be increased by an amount that is at least equal to the greater of (i) four (4%) percent of the Employee’s base salary in effect immediately prior to such adjustment or (ii) the product of (A) the cost of living increase (as defined in the immediately subsequent sentence) and (B) the Employee’s base salary in effect immediately prior to such adjustment.  The “cost of living increase” shall mean the difference, expressed as a percentage, between (i) the Consumer Price Index most recently published by the Bureau of Labor Statistics of the U.S. Department of Labor, Chicago-Gary-Kenosha, for urban wage earners and clerical workers, prior to the date of such adjustment and (ii) such index as so published for the immediately proceeding period.  Salary payments shall be made as customarily disbursed by the Company.

(b)                  Annual Bonus.  The Employee shall receive an annual bonus, payable at the conclusion of each fiscal year, equivalent to not less than five (5%) percent of the bonus pool applicable to compensate senior executives of the Company (currently, the Senior Executive Bonus Pool of the Mueller Water Products, Inc. Management Incentive Plan).

(c)                   IPO Equity Compensation.  In the event an initial public offering of equity securities by Mueller Water Products, Inc. is consummated during the Employee’s employment with the Company and if other senior executives of the Company are entitled to receive equity compensation awards in connection with such offering, the Employee shall be entitled to participate in such awards in a manner similar to such other senior executives; provided that the level of the Employee’s participation will be subject to the sole discretion of the board of directors of Mueller Water Products, Inc.

(d)                  Fringe Benefits and Expenses.  The Employee shall be entitled to participate from time to time in all fringe benefits of the Company made available to employees generally, and employees of a class including the Employee.  For purposes of this paragraph 4(d), the Employee will be included in the class of senior executives of the Company.  The Company shall promptly reimburse the Employee for all ordinary and necessary expenses incurred by the Employee on behalf of the Company.

(e)                   Insurance and Indemnification.  The Employee shall be entitled to such insurance coverage and indemnification, including reimbursement of legal fees and expenses, as are maintained by the Company and its affiliates from time to time for its senior executives in accordance with and to the extent of the governing documents of the Company and its affiliates and applicable law.  For the avoidance of doubt, this paragraph 4(e) shall survive the expiration or termination of this Agreement.

(f)                     Severance Payment.  In the event the Employee is terminated by the Company for any reason other than for Cause on or before December 31, 2006, the Employee shall be entitled to severance compensation in an amount equal to the greater of (i) the sum of the unpaid Salary (as would have been in effect) and annual bonus (only if and to the extent bonus is paid to other senior executives of the Company) for the remainder of the Term, or (ii) the sum of (A) eighteen (18) months Salary (at the rate then in effect), plus (B) one hundred fifty (150%) percent of the annual bonus paid or payable to the Employee for the fiscal year immediately preceding the fiscal year in which such termination occurs, and in the event the Employee is terminated by the Company for any reason other than for Cause after December 31, 2006 but before the end of the Term, the Employee shall be entitled to severance compensation in an amount as described in clause (ii) above.  Such severance compensation shall be payable ratably in monthly installments, commencing six (6) months from the effective date of such termination.

In addition, in the event the Employee is terminated by the Company for any reason other than for Cause at any time before the end of the Term, Mueller Water Products, Inc. shall waive any right to repurchase any of its equity securities then held by the Employee.  Notwithstanding anything set forth in this paragraph 4(f) to the contrary, the Company’s obligation to make the severance payments provided for herein is and shall be conditioned upon the execution by the Employee, tender to the Company and non-revocation by the Employee of a release of claims against the Company.  Said release of claims shall be in a form conforming in all material respects to the release attached hereto and incorporated herein as Exhibit #1 (the “Release”).

5.                                       Provisions Relating to Employee Conduct and Termination of Employment.

(a)                   Confidentiality.  The Employee recognizes and acknowledges that certain assets of the Company constitute Confidential Information (as defined below in paragraph 5(c)).  The Employee agrees that at all times during his employment and thereafter for a period of three (3) years following the termination of such employment, howsoever such termination may occur, he will keep and maintain all Confidential Information confidential.

(b)                  Return of Materials.  The Employee agrees that on the termination of his employment, howsoever such termination may occur, the Employee will promptly return to the Company all materials and other property from time to time held by the Employee and proprietary to the Company, that is, all Confidential Information which had been reduced to written form.

(c)                   Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean all trade secrets and other proprietary information of the Company not within the public domain.

(d)                  Noncompetition.  The Employee agrees that at all times during his employment and (subject to the payment and performance by the Company of its obligations under paragraphs 3 and 4(f)) thereafter for a period of one (1) year following the termination of such employment, howsoever such termination may occur, the Employee will not, directly or indirectly, compete with the Company anywhere in the United States or Canada.

6.                                       Release.

(a)                   Release.  As consideration and a material inducement to the Company to enter into this Agreement and to provide to the Employee the payments and benefits hereunder, the Employee hereby voluntarily, irrevocably and unconditionally releases and forever discharges the Company and its owners, partners, predecessors, successors, assigns, subsidiaries and affiliates, and their agents, insurers, auditors, attorneys, directors, officers, employees, representatives and contractors, and all persons acting through, by, under or in concert with any of the above (collectively, the “Releasees”), from any and all complaints, claims, demands, liabilities or rights, whether known or unknown and whether in law or in equity, that the Employee had, now has or may claim to have in the future that arise in whole or in part from his employment at the Company through the effective date of this Agreement (collectively, the “Claims”).  This general release specifically includes without limitation Claims for unpaid wages, Claims of discrimination under Title VII of the Civil Rights Act of 1964 or any other prohibited basis identified under any federal, state or local statute, regulation or ordinance (including without limitation the Illinois Human Rights Act), Claims under the Fair Labor Standards Act, Claims for work-related injury or illness, whether physical in nature or manifested by psychological or emotional stress, Claims of fraud, conspiracy, breach of employment contract, interference with employment contract, breach of the implied covenant of good faith and fair dealing, infliction (negligent or intentional) of emotional distress, defamation or any other Claim arising out of the Employee’s employment with the Company, including without limitation any Claims under any federal, state or local statute, regulation, ordinance or common law.

(b)                  Understanding of Release.  It is expressly understood and intended that, except as otherwise set forth in this paragraph 6, this is the Employee’s complete and final release of any and all Claims of whatever nature as of the date of this Agreement against the Releasees.  The Employee further acknowledges and agrees that the release contained in this paragraph 6 is an essential material provision of the Agreement and that without this release, the Company would not have entered into this Agreement with the Employee.

(c)                   The Company’s Non-Admission of Liability.  The Employee understands that the release contained in this paragraph 6 shall not be understood or construed as an admission that the Company or any of the other Releasees has violated the Employee’s rights in any manner whatsoever, or the rights of anyone else.

7.                                       Miscellaneous.

(a)                   Tax Withholding.  All payments under this Agreement shall be subject to deduction and withholding authorized or required by applicable law.

(b)                  Supersedes Prior Agreements.  This Agreement supersedes any and all other employment, change-in-control, severance or similar discussions, negotiations, arrangements and agreements (proposed or otherwise, written or oral) between or on behalf of the Employee and the Company, including without limitation the discussion points contained in a memorandum dated January 29, 2005, the responsive letter from the Employee’s counsel to the Company dated February 8, 2005 and the Company’s Key Employee Severance Plan.

(c)                   Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties.

(d)                  Notices.  All notices and other communications hereunder shall be in writing or by written telecommunication (i.e., facsimile), and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, receipt confirmed, if to the Company, to its corporate headquarters and, if to the Employee to his last residence as shown on the records of the Company.

(e)                   Venue; Jurisdiction.  The parties hereto agree that any dispute hereunder, or otherwise relating to the Employee’s employment relationship with the Company or the termination thereof, whether or not arising during the Term, shall be submitted to the federal or appropriate state court having jurisdiction and located in Illinois, and the parties consent to the exclusive venue and jurisdiction of such courts.

(f)                     Governing Law.  This Agreement is to be governed and construed according to the internal substantive laws of Illinois, without regard to its conflict of laws provisions, and is to take effect as an instrument under seal.

(g)                  Conflicts.  To the extent that this Agreement conflicts with any provision in any handbook, policy manual, rule or regulation of the Company or its affiliates, the provisions of this Agreement shall take precedence.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.

MUELLER GROUP, INC.

By:	/s/ Dale B. Smith
	Name:	Dale B. Smith
	Title:	Chief Executive Officer

/s/ Darrell Jean
Darrell Jean

Exhibit #1

To

Agreement between Mueller Group, Inc. and Darrell Jean

Dated February 18, 2005

                   , 2

RELEASE

As consideration and a material inducement to Mueller Group, Inc. (the “Company”) to provide to me the severance payments and benefits ( the “Severance Payment”) described in Paragraph 4(f) of a certain Agreement between me and the Company dated February 18, 2005 (the “Agreement”), I, Darrell Jean, hereby voluntarily, irrevocably and unconditionally release and forever discharge the Company and its owners, partners, predecessors, successors, assigns, subsidiaries and affiliates, and their agents, insurers, auditors, attorneys, directors, officers, employees, representatives and contractors, and all persons acting through, by, under or in concert with any of the above (collectively, the “Releasees”), from any and all complaints, claims, demands, liabilities or rights, whether known or unknown and whether in law or in equity, that I had, now have or may claim to have in the future that arise in whole or in part from my employment at or termination from the Company (collectively, the “Claims”).  This general release specifically includes without limitation Claims for unpaid wages, Claims of discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”) (see attached STATEMENT OF RIGHTS UNDER ADEA) or any other prohibited basis identified under any federal, state or local statute, regulation or ordinance (including without limitation the Illinois Human Rights Act), Claims under the Fair Labor Standards Act, Claims for work-related injury or illness, whether physical in nature or manifested by psychological or emotional stress, Claims of fraud, conspiracy, breach of employment contract, interference with employment contract, wrongful discharge in violation of public policy, breach of the implied covenant of good faith and fair dealing, infliction (negligent or intentional) of emotional distress, defamation or any other Claim arising out of my employment or severance of my employment with the Company, including without limitation any Claims under any federal, state or local statute, regulation, ordinance or common law.

Understanding of Release

It is expressly understood and intended that, except as otherwise set forth herein, this is my complete and final release of any and all Claims of whatever nature against the Releasees.  I further acknowledge and agree that this release is an essential material provision of the Agreement and that without this release, the Severance Payment provided for in the Agreement would not be made in connection with my separation from the Company.  I understand, warrant and agree that I am responsible for any federal, state and local taxes, which may be owed by me by virtue of the receipt of the Severance Payment.

The Company’s Non-Admission of Liability

I understand that the Company shall tender to me the Severance Payment provided for in the Agreement solely to ease the impact of the loss of my employment and to effectuate a mutually acceptable separation from my employment with the Company.  The fact that the Company is making the Severance Payment to me shall not be understood or construed as an admission that the Company or any of the other Releasees has violated my rights in any manner whatsoever, or the rights of anyone else.

Miscellaneous

This Release shall be governed by and construed in accordance with the internal laws of Illinois without regard to its conflicts of law principles.  The Agreement and this Release shall be binding upon the respective heirs, legal representatives, successors and assigns of me and the Company.

ACKNOWLEDGEMENT

I ACKNOWLEDGE THAT I HAVE THE RIGHT TO CONSULT MY FINANCIAL, TAX AND LEGAL ADVISORS REGARDING THIS RELEASE BEFORE SIGNING AND THAT I AM ENCOURAGED BY THE COMPANY TO CONSULT SUCH ADVISORS BEFORE SIGNING.  FURTHER I ACKNOWLEDGE THAT I HAVE HAD SUFFICIENT TIME TO CONSIDER THE TERMS OF THIS RELEASE.

MY SIGNATURE BELOW IS EVIDENCE THAT I HAVE CAREFULLY READ AND FULLY UNDERSTAND ALL OF THE PROVISIONS OF THIS RELEASE AND THAT I HAVE HAD SUFFICIENT TIME AND OPPORTUNITY TO CONSIDER THE SEVERANCE PAYMENT AND RELEASE PROVISIONS CONTAINED IN THE AGREEMENT AND/OR IN THIS RELEASE AND CONSULTED WITH MY FINANCIAL, TAX, AND LEGAL ADVISORS BEFORE SIGNING THIS RELEASE.  I VOLUNTARILY ACCEPT THE TERMS STATED IN THIS RELEASE.  I ACKNOWLEDGE THAT I AM NOT UNDER DURESS, COERCION OR UNDUE INFLUENCE AND HAVE CHOSEN TO EXECUTE THIS RELEASE VOLUNTARILY.

I ACKNOWLEDGE THAT I AM ENTITLED TO UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER OR NOT TO SIGN THIS RELEASE.  IF I DECIDE TO SIGN, THE EXECUTED RELEASE MUST BE RETURNED TO THE GENERAL COUNSEL OF THE COMPANY NO LATER THAN 5:00 P.M. (EASTERN TIME),                             , 2     .  I MAY SIGN THIS RELEASE PRIOR TO THE END OF THE TWENTY-ONE (21) DAY PERIOD, BUT THE COMPANY CANNOT REVOKE THIS OFFER BEFORE THEN.

I ACKNOWLEDGE THAT IF I DECIDE TO EXECUTE THIS RELEASE, I HAVE SEVEN (7) DAYS AFTER DOING SO TO REVOKE THE SEVERANCE PAYMENT AND RELEASE PROVISIONS OF THE AGREEMENT AND THIS RELEASE.  THAT MEANS THAT IF, FOR ANY REASON, I DECIDE THAT SIGNING THIS RELEASE WAS NOT IN MY BEST INTEREST, I HAVE SEVEN (7) DAYS AFTER SIGNING TO MAKE THAT DECISION.  SUCH REVOCATION MUST BE IN WRITING AND RECEIVED BY THE GENERAL COUNSEL OF THE COMPANY NO LATER THEN 5:00 P.M. (EASTERN TIME) ON THE SEVENTH (7TH) CALENDAR DAY (OR THE FIRST WORK DAY THEREAFTER), BEGINNING WITH THE DAY AFTER I EXECUTE THIS AGREEMENT.

The terms of the Agreement and this Release constitute the entire understanding concerning my employment, separation and all other subjects addressed in the Agreement and this Release.  Except as specifically provided therein and herein, the Agreement and this Release supersede and replace all prior discussions, negotiations, arrangements and agreements (proposed or otherwise, written or oral) concerning the subject matter therein and herein.

Attachment

STATEMENT OF RIGHTS UNDER ADEA

NOTE: THIS STATEMENT IS BEING FURNISHED TO YOU IN CONJUNCTION WITH AN OFFER TO PROVIDE YOU WITH SEVERANCE PAYMENTS, TO WHICH YOU ARE NOT OTHERWISE ENTITLED, IN EXCHANGE FOR YOUR AGREEMENT TO RELEASE OR WAIVE CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND CERTAIN OTHER LAWS (REFERRED TO AS THE “RELEASE AGREEMENT”).  PLEASE READ THIS STATEMENT CAREFULLY AND ACKNOWLEDGE BELOW.

The federal Age Discrimination in Employment Act (“ADEA”) (29 U.S.C. ss. 621 et seq.) prohibits an employer from discriminating against any employee age 40 or over because of that individual’s age.  The ADEA prohibits discrimination in all terms and conditions of employment, including hiring, promotions, transfers, demotions, salary or termination.

The ADEA also provides employees/former employees with certain rights in connection with any release or waiver of claims under the ADEA.  Specifically, in order for such a release or waiver to be valid, the following must occur:

1.                                       The release or waiver must be part of an agreement between the individual and the employer that is written in a manner that can be understood by the individual or by an average individual eligible to participate (29 U.S.C. ss. 626(f)(1)(A)).

2.                                       The waiver must specifically refer to rights or claims arising under the ADEA.  (29 U.S.C. ss. 626(f)(1)(B)).

3.                                       The individual is not required to waive rights or claims that arise after the date the waiver is executed.  (29 U.S.C. ss. 626(f)(1)(C)).

4.                                       The individual may waive rights or claims only in exchange for consideration in addition to anything of value to which he is already entitled.  (29 U.S.C. ss. 626(f)(1)(D)).

5.                                       THE INDIVIDUAL MUST BE ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THE RELEASE AGREEMENT.  (29 U.S.C. ss. 626(f)(1)(E)).

6.                                       THE INDIVIDUAL MUST BE GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER THE RELEASE AGREEMENT.  (29 U.S.C. ss. 626 (f)(1)(F)(i)).

7.                                       THE RELEASE AGREEMENT MUST PROVIDE FOR A PERIOD OF AT LEAST SEVEN (7) DAYS AFTER THE RELEASE AGREEMENT’S EXECUTION IN WHICH THE INDIVIDUAL MAY REVOKE THE RELEASE AGREEMENT.

Furthermore, the Release Agreement must not become effective or enforceable until this revocation period has passed.  (29 U.S.C. ss. 626(f)(1)(G)).  This statement has been provided to you in conjunction with a request or offer to enter into an agreement that provides, among other things, that you release or waive your right to make claims under the ADEA.

In conformance with the requirements set forth above, your employer hereby:

(a)                   ADVISES YOU TO CONSULT AN ATTORNEY BEFORE YOU SIGN THE RELEASE AGREEMENT.

(b)                  OFFERS YOU AT LEAST TWENTY-ONE (21) DAYS from your receipt of the proposed Release Agreement and this statement to consider and sign the Release Agreement.  The Release Agreement should be returned to the address below with your signature by 5:00 P.M. (Eastern time) on                            , 2        in order to be accepted.

(c)                   Allows you SEVEN (7) DAYS after the date you return the Release Agreement with your signature to revoke the Release Agreement.  If we receive no revocation within that period, the Release Agreement will become effective and enforceable.  Your revocation must be in writing, and sent by overnight courier or by certified mail, return receipt requested, postage prepaid, or by written telecommunication (i.e., facsimile), receipt confirmed, to:

Mueller Group, Inc.

110 Corporate Drive – Suite 10

Portsmouth, NH 03801

Attn: General Counsel

Telephone: (603) 422-8090

Facsimile: (603) 422-8035

IF YOU DO NOT UNDERSTAND ANYTHING IN OR ABOUT THIS STATEMENT OF RIGHTS, THE PROPOSED RELEASE AGREEMENT, OR THE RELEASE OR WAIVER OF RIGHTS CONTAINED IN THE PROPOSED RELEASE AGREEMENT, PLEASE LET US KNOW SO THAT WE CAN PROVIDE CLARIFICATION.  WE WILL ASSUME, AND ASK ANY COURT OR TRIER OF FACT TO ASSUME, THAT YOU HAVE UNDERSTOOD EVERYTHING ON WHICH CLARIFICATION HAS NOT BEEN SOUGHT.

In order to document compliance with the various legal requirements described above, we will need you to sign and date the acknowledgment of receipt of this Statement and the proposed Release Agreement in which the release/waiver of claims under the ADEA appears.  You will be provided with a copy of this Statement and your acknowledgment of receipt for your records.

ACKNOWLEDGMENT OF RECEIPT

I HEREBY ACKNOWLEDGE THAT ON THE DATE INDICATED BELOW, I RECEIVED A COPY OF THE PROPOSED RELEASE AGREEMENT THAT INCLUDES A WAIVER/RELEASE OF CLAIMS UNDER THE ADEA, AND OF THE STATEMENT OF RIGHTS UNDER THE ADEA.

Date:
Darrell Jean